Exhibit 99.2

MAIA Biotechnology and Nationwide Children’s Hospital Announce Presentation of THIO’s Potency in Pediatric Brain Tumors at American Association of Cancer Research Annual Meeting

●	THIO and ionizing radiation combination shown to significantly decrease cell proliferation and produce potent anticancer effects in highly aggressive, treatment-resistant childhood brain cancer

CHICAGO, IL – March 06, 2024 - MAIA Biotechnology, Inc., (NYSE American: MAIA) (“MAIA”, the “Company”), a clinical-stage biopharmaceutical company developing targeted immunotherapies for cancer, today announced that Dr. Rachid Drissi, Principal Investigator at the Center for Childhood Cancer Research, Nationwide Children’s Hospital, and Associate Professor at Ohio State University, will present an abstract detailing the potency of THIO, MAIA’s telomere-targeting agent, as treatment for pediatric brain cancers at the American Association for Cancer Research (AACR) Annual Meeting taking place April 5–10, 2024 in San Diego, California.

The research was conducted in collaboration with Nationwide Children’s Hospital and led by Dr. Drissi. The study explored the combination of THIO and ionizing radiation (IR) treatments to induce direct anticancer effects and stimulate anti-tumor immunity in diffuse intrinsic pontine glioma (DIPG).

DIPG, a very difficult-to-treat and high-risk childhood cancer, is a central nervous system (CNS) tumor that forms in the brainstem. Scientists from Nationwide Children’s Hospital and MAIA have shown that THIO synergistically sensitizes DIPG cells to ionizing radiation (IR), significantly decreasing cell proliferation.

“At the AACR Annual Meeting, we will present study results demonstrating the potential for THIO and IR combinational treatments to stimulate anti-tumor immunity through activation of the STING pathway, one of the key regulators of immune responses in a DIPG model,” said Sergei M. Gryaznov, PhD., MAIA’s Chief Scientific Officer. “Unfortunately, prognosis for DIPG is dismal with a survival rate of less than one year, and radiotherapy, the only standard of care for DIPG, extends survival by only a few months. Immunotherapy is emerging as a potential alternative. Novel therapies that activate the immune system while evading tumor immunosuppression are in high demand in the field of cancer research.”

“MAIA is excited to see that the results of our scientific collaborative work with the Nationwide Children’s Hospital were accepted for presentation at the AACR Annual Meeting, a gathering of many of the best minds in cancer research from institutions all over the world,” added Vlad Vitoc, M.D., CEO of MAIA.

MAIA’s presentation at the 2024 AACR Annual Meeting

Abstract #:

5108

Abstract title:

Immunomodulatory and Antitumor Effect of Radiation and Induced Telomere Damage to Treat Pediatric High-grade Gliomas

Authors:

●	Banlanjo Umaru, Shiva Senthil Kumar (Center for Childhood Cancer Research, Nationwide Children’s Hospital, Columbus, OH)
●	Sergei M. Gryaznov (MAIA Biotechnology, Inc., Chicago, IL)
●	Rachid Drissi (Center for Childhood Cancer Research, Nationwide Children’s Hospital, Columbus, OH; The Ohio State University College of Medicine, Columbus, OH)

Presenter:

Rachid Drissi

Session date and time:

Tuesday April 09, 2024, 09:00AM – 12:30PM (Section 43)

About THIO

THIO (6-thio-dG or 6-thio-2’-deoxyguanosine) is a first-in-class investigational telomere-targeting agent currently in clinical development to evaluate its activity in Non-Small Cell Lung Cancer (NSCLC). Telomeres, along with the enzyme telomerase, play a fundamental role in the survival of cancer cells and their resistance to current therapies. The modified nucleoside 6-thio-2’-deoxyguanosine (THIO) induces telomerase-dependent telomeric DNA modification, DNA damage responses, and selective cancer cell death. THIO-damaged telomeric fragments accumulate in cytosolic micronuclei activating both innate (cGAS/STING) and adaptive (T-cell) immune responses. The sequential treatment with THIO followed by PD-(L)1 inhibitors resulted in profound and persistent tumor regression in advanced, in vivo cancer models by induction of cancer type–specific immune memory. THIO is presently developed as a second or later line of treatment for NSCLC for patients that have progressed beyond the standard-of-care regimen of existing checkpoint inhibitors.

About Nationwide Children’s Hospital

Named to the Top 10 Honor Roll on U.S. News & World Report’s 2023-24 list of “Best Children’s Hospitals,” Nationwide Children’s Hospital is one of America’s largest not-for-profit free-standing pediatric health care systems providing unique expertise in pediatric population health, behavioral health, genomics and health equity as the next frontiers in pediatric medicine, leading to best outcomes for the health of the whole child. Integrated clinical and research programs, as well as prioritizing quality and safety, are part of what allows Nationwide Children’s to advance its unique model of care. NationwideChildrens.org

About MAIA Biotechnology, Inc.

MAIA is a targeted therapy, immuno-oncology company focused on the development and commercialization of potential first-in-class drugs with novel mechanisms of action that are intended to meaningfully improve and extend the lives of people with cancer. Our lead program is THIO, a potential first-in-class cancer telomere targeting agent in clinical development for the treatment of NSCLC patients with telomerase-positive cancer cells. For more information, please visit www.maiabiotech.com.

Forward Looking Statements

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